EXHIBIT 10b - CHANGE IN CONTROL AGREEMENT


CHANGE IN CONTROL AGREEMENT


          THIS AGREEMENT ("Agreement") is made and entered into as of this 15th day of January, 1996 (the "Effective Date"), by and among Fansteel, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and the individual identified on the signature page of this Agreement (the "Executive").

                               W I T N E S E T H:

          WHEREAS, the Board of Directors of the Company (the "Board") has approved the Company entering into agreements with certain key executives of the Company providing for certain severance protection following a Change in Control (as hereinafter defined);

          WHEREAS, the Executive is a key executive of the Company;

          WHEREAS, the Board of the Company believes that, should the possibility of a Change in Control arise, it is imperative that the Company be able to receive and rely upon the Executive's advice, if requested, as to the best interests of the Company and its shareholders without concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control; and

          WHEREAS, in addition to the Executive's regular duties, he or she may be called upon to assist in the assessment of a possible Change in Control, advise management and the Board of the Company as to whether such Change in Control would be in the best interests of the Company and its shareholders, and to take such other actions as the Board determines to be appropriate;

          NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his or her advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, intending to be legally bound, agree as follows:

                             Article 1. Definitions

          Whenever used in this Agreement, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

          (a) "Base Salary" shall mean the salary of record paid by the Company to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

          (b) "Beneficiary" shall mean the persons or entities designated or deemed designated by the Executive pursuant to Section 7.2 herein.

          (c) "Cause" shall mean the occurrence of any one or more of the following:

                (i) willful misconduct by the Executive in the performance of his duties (other than due to disability);

                (ii) dishonesty or breach of trust by the Executive which is demonstrably injurious to the Company or its subsidiaries; or


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                (iii) conviction or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude.

          (d) A "Change in Control" shall mean, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                (i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 30% or more of the outstanding Common Stock of the Company (the "Outstanding Common Stock") or 30% or more of the Company Voting Securities; provided, however, that the following shall not constitute a Change in Control: any acquisition by (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or
                      (2) any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Company Voting Securities, as the case may be; or

                (ii) Individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was approved by a stockholder beneficially owning in excess of 40% of the Outstanding Common Stock at the date hereof and at the date of such nomination or election (unless such nomination or election (a) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control) shall be considered as though such individual were a member of the Incumbent Board; or

                (iii) Approval by the shareholders of the Company of a
                      reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding

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                      voting securities entitled to vote generally in the
                      election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                (iv) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          (e) "Company Voting Securities" shall mean the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors for the Board.

          (f) "Effective Date of Termination" shall mean the date on which the Executive's employment terminates in a circumstance in which
                Section 2.1 provides for Severance Benefits (as defined in
                Section 2.1).

          (g) "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

                (i) A material diminution of the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an employee of the Company from those in effect as of one hundred eighty
                      (180) days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive, and other than any such alteration which is consented to by the Executive in writing;

                (ii) The Company's requiring the Executive to be based at a location in excess of thirty-five (35) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business obligations;

                (iii) A reduction in the Executive's base salary or any material reduction by the Company of the Executive's other compensation or benefits from that in effect immediately before the Change in Control occurred;

                (iv)  The failure of the Company to obtain a satisfactory

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                      agreement from any successor to the Company to assume and
                      agree to perform the Company's obligations under this Agreement, as contemplated in Article 5 herein; and

                (v) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
                      Section 2.4 herein, and for purposes of this Agreement, no such purported termination shall be effective.

                The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's (A) incapacity due to physical or mental illness or (B) continued employment following the occurrence of any event constituting Good Reason herein.

                         Article 2.  Severance Benefits

          2.1. Right to Severance Benefits. The Executive shall be entitled to receive from the Company the severance benefits as described in Section 2.2 ("Severance Benefits") if a Change in Control shall occur and within two years after the Change in Control either of the following shall occur:

                (i) an involuntary termination of the Executive's employment with the Company without Cause; or

                (ii) a voluntary termination of the Executive's employment with the Company for Good Reason.

          2.2. Severance Benefits. In the event that the Executive becomes entitled to receive Severance Benefits, as provided in Section 2.1, the Company shall provide the Executive with total Severance Benefits as follows (but subject to Sections 2.5 and 2.6):

          (a) The Executive shall receive a single lump sum payment within thirty (30) days of the Effective Date of Termination in an amount equal to 2.99 times the sum of (i) the highest rate of the Executive's monthly Base Salary in effect during the twelve
                (12) month period prior to the Change in Control at any time up to and including the Effective Date of Termination and (ii) the Executive's average annual bonus earned over the most recent three (3) full bonus plan years ending prior to the Effective Date of Termination.

          (b) The Executive shall receive an amount, paid within thirty (30) days of the Effective Date of Termination, equal to the Executive's unpaid Base Salary, accrued but unused vacation pay and earned but unpaid bonuses and all other cash entitlements through the Effective Date of Termination plus an amount equal to the aggregate amount of matching contributions that would be credited to the Executive under the Fansteel Savings and Profit Sharing Plan for the three years following the Effective Date of Termination if (i) the Executive were to continue to participate and make the maximum permissible contribution thereunder and
                (ii) the applicable rate of matching contributions during such period were to equal the average rate of match under the plan for the three years immediately prior to the Effective Date of Termination.

          (c) All welfare benefits, including medical, dental, vision, life and disability benefits pursuant to plans under which the Executive and/or the Executive's family is eligible to receive benefits and/or coverage shall be continued for a period of eighteen (18) months after the Effective Date of Termination. Such benefits shall be provided to the Executive at no less than

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                the same coverage level as in effect as of the date of the
                Change in Control. The Company shall pay the full cost of such continued benefits, except that the Executive shall bear any portion of such cost as was required to be borne by key executives of the Company generally at the date of the Change in Control. Notwithstanding the foregoing, the benefits described in this Section 2.2(c) may be discontinued prior to the end of the periods provided in this Section to the extent, but only to the extent, that the Executive receives substantially similar benefits from a subsequent employer.

          2.3. Termination for any other Reason. If the Executive's employment with the Company is terminated under any circumstances other than those set forth in Section 2.1, including without limitation by reason of retirement, death, disability, discharge for Cause or resignation without Good Reason, or any termination for any reason that occurs prior to a Change in Control or after two years following a Change in Control, the Executive shall have no right to receive the Severance Benefits under this Agreement or to receive any payments in respect of this Agreement. In such event Executive's benefits, if any, in respect of such termination shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable plans, programs, policies and practices then in effect. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change in Control occurs either (i) by the Company other than for Cause or (ii) by the Executive for Good Reason, and it is reasonably demonstrated that termination of employment (a) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for all purposes of this Agreement the termination shall be deemed to have occurred upon a Change in Control and the Executive will be entitled to Severance Benefits as provided in Section 2.2 hereof.

          2.4. Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          2.5. Withholding of Taxes. The Company shall withhold from any amounts payable under this Agreement all Federal, state, local, or other taxes as legally shall be required to be withheld.

          2.6. Certain Limitations on Payments by the Company. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if tax counsel selected by the Company and reasonably acceptable to the Executive determines that any portion of any payment under this Agreement would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code, then the payments to be made to the Executive under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar ($1) less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code.

Article 3.  The Company's Payment Obligation

          3.1. Payment Obligations Absolute. Except as otherwise provided in the last sentence of Section 2.2(a) and the last sentence of Section 2.2(c), the Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim,

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recoupment, defense, or other right which the Company may have against the
Executive or any other party. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

Notwithstanding any other provisions of this Agreement to the contrary, the Company shall have no obligation to make any payment to the Executive hereunder to the extent, but only to the extent, that such payment is prohibited by the terms of any final order of a Federal or state court or regulatory agency of competent jurisdiction; provided, however, that such an order shall not affect, impair, or invalidate any provision of this Agreement not expressly subject to such order.

          3.2. Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in the last sentence of Section 2.2(c).

                   Article 4.  Enforcement and Legal Remedies

          4.1 Resolution of Differences Over Breaches of Agreement. In the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to the Executive's employment with the Company or the termination of such employment, the Company and the Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Chicago, Illinois in accordance with this Section 4.1 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and award rendered by a panel of three
(3) arbitrators (the "Arbitration Panel"). The Company and the Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall elect a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

          4.2 Cost of Enforcement. In the event that it shall be necessary or desirable for the Executive to retain legal counsel in connection with the enforcement of any or all of his rights to Severance Benefits under Section 2.2 of this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company, as applicable, shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees, costs and expenses in connection with the enforcement of his rights.

                     Article 5.  Binding Effect; Successors

          The rights of the parties hereunder shall inure to the benefit of their respective successors, assigns, nominees, or other legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of the Company, as the case may be, by agreement in form and substance satis-

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factory to the Executive, expressly to assume and agree to perform this
Agreement in the same manner and to the same extent that the Company, as the case may be, would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company", as the case may be, for purposes of this Agreement.

                          Article 6.  Term of Agreement

          The term of this Agreement shall commence on the Effective Date and shall continue in effect for three (3) full years. However, in the event a Change in Control occurs during the term, this Agreement will remain in effect for the longer of: (i) twenty-four (24) months beyond the month in which such Change in Control occurred; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive or other party entitled thereto. The term of this Agreement may be extended by written agreement of the parties.

                            Article 7.  Miscellaneous

          7.1. Employment Status. Neither this Agreement nor any provision hereof shall be deemed to create or center upon the Executive any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof.

          7.2. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board of Directors of the Company. The Executive may make or change such designation at any time.

          7.3. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. The payments provided for under this Agreement in the event of the Executive's termination of employment shall be in lieu of any severance benefits payable under any severance plan, program, or policy of the Company to which he might otherwise be entitled.

          7.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

          7.5. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

          (a)   if to the Company:
                Fansteel, Inc.
                One Tantalum Place
                North Chicago, IL  60064
                Attn:  Chairman of the Board

          (b) if to Executive, to him or her at the address set forth at the end of this Agreement. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          7.6. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.


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          7.7.  Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

          7.8. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and on behalf of the Company.

          7.9. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware, other than the conflict of law provisions thereof, shall be the controlling law in all matters relating to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               FANSTEEL, INC.

                               By:

                               Title:

                               EXECUTIVE


                               William D. Jarosz
                               President and Chief Executive
                               Officer


                               R. Michael McEntee
                               Vice President, Chief Financial
                               Officer


                               Michael J. Mocniak
                               Vice President, Secretary and
                               General Counsel
























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